Filed Pursuant to Rule 424(b)(3)
Registration No. 333-289302

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but are not complete and may be changed.

SUBJECT TO COMPLETION, DATED MAY 5, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 6, 2025)

$2,175,000,000

Common Stock

The forward sellers referred to below are offering $2,175,000,000 of shares of our common stock, par value $.01 per share. We expect to enter into forward sale agreements with each of Wells Fargo Bank, National Association, Citibank, N.A., Barclays Bank PLC and The Bank of Nova Scotia, whom we refer to in such capacity as the “forward purchasers,” with respect to $2,175,000,000 of shares of our common stock. In connection with these forward sale agreements, the forward purchasers or their affiliates and/or agents, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of $2,175,000,000 of shares of our common stock. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying its forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if certain other conditions to such forward purchaser’s or its affiliate’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver.

We will not initially receive any proceeds from the sale of our common stock sold by the forward sellers to the underwriters, except in certain circumstances described in this prospectus supplement, including the last sentence of the previous paragraph. Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to April 30, 2028. If we elect to cash settle all or a portion of the forward sale agreements, we may not receive any proceeds from such election, and we may owe cash to one or more of the forward purchasers. If we elect to net share settle all or a portion of the forward sale agreements, we will not receive any cash proceeds from such election, and we may owe shares of our common stock to one or more of the forward purchasers.

Our common stock is listed on the New York Stock Exchange, or NYSE, and NYSE Texas, Inc., or NYSE Texas, in each case, under the symbol “ETR.” On May 4, 2026, the last reported sale price of our common stock on the NYSE was $116.40 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement to read about factors you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to Entergy Corporation, before expenses(1)	$	$

(1)

We expect to receive net proceeds, before expenses, from the sale of our common stock of approximately $     ($     if the underwriters’ option to purchase additional shares of our common stock is exercised in full, as described in detail below) upon full physical settlement of the forward sale agreements, which we expect to occur on or prior to April 30, 2028. For purposes of calculating the estimated net proceeds to us, we have assumed that the forward sale agreements are fully physically settled based on the initial forward sale price of $    per share, which is equal to the public offering price per share less the underwriting discount shown above. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock to the forward purchasers in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under one or more forward sale agreements, in which case we may receive no cash proceeds or substantially less cash proceeds than is reflected in the above table upon settlement, or we may be required to deliver cash or shares of our common stock to the forward purchasers. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” for a description of the forward sale agreements.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $326,250,000 of shares of our common stock at a price of $    per share. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreements” as used in this prospectus supplement includes any additional forward sale agreements that we may enter into with a forward seller in connection with the exercise by the underwriters of their option to purchase additional shares of our common stock. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying its additional forward sale agreement, or if certain other conditions to such forward purchaser’s or its affiliate’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

The underwriters expect that the shares of our common stock will be delivered against payment on or about May  , 2026.

Joint Book-Running Managers

Wells Fargo Securities	Citigroup	Barclays	Scotiabank

May  , 2026

This prospectus supplement, the accompanying prospectus and any related free-writing prospectus that we file with the Securities and Exchange Commission, or SEC, contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and the forward sellers have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. If the information in this prospectus supplement is different from, or inconsistent with, the information in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. We are not, and the underwriters and the forward sellers are not, making an offer or sale of our common stock in any jurisdiction where the offer or sale is not permitted. In this prospectus supplement, “Entergy,” “we,” “us” and “our” refer to Entergy Corporation and, unless expressly stated or the context otherwise indicates, do not include our subsidiaries or affiliates.

Prospectus Supplement

Prospectus

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein. It may not contain all the information that is important to you. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein in their entirety before making an investment decision.

Entergy Corporation

As used in this section, references to “Entergy,” “we,” “us” or “our” refer to Entergy Corporation and its subsidiaries and affiliates.

We are an integrated energy company engaged primarily in electric power production and energy delivery to retail customers. We own and operate power plants with approximately 25,000 megawatts of electric generating capacity. We deliver electricity to approximately 3.1 million utility customers in Arkansas, Louisiana, Mississippi and Texas. We had annual revenues of approximately $12.9 billion in 2025 and had approximately 12,000 employees as of December 31, 2025.

We operate primarily through a single reportable segment, Utility. The Utility segment includes the generation, transmission, distribution, and sale of electric power in portions of Arkansas, Mississippi, Texas, and Louisiana, including the City of New Orleans.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” in this prospectus supplement for more specific information concerning our business and affairs, including significant contingencies, risk factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

Our principal executive offices are located at 639 Loyola Avenue, New Orleans, Louisiana 70113 (telephone number: 504-576-4000).

The Offering

As used in this section, references to “Entergy,” “we,” “us” and “our” refer to Entergy Corporation excluding its subsidiaries and affiliates.

Issuer	Entergy Corporation, a Delaware corporation.

Common stock offered by the forward sellers	$2,175,000,000 of shares ($2,501,250,000 of shares if the underwriters’ option to purchase additional shares of our common stock is exercised in full and we elect to have the forward sellers borrow and deliver such shares to the underwriters)(1)

Common stock outstanding immediately before this offering	457,886,847 shares

Common stock to be outstanding immediately after this offering and after settlement of the forward sale agreements, assuming full physical settlement	476,572,415 shares (or 479,375,250 shares if the underwriters’ option to purchase additional shares of our common stock is exercised in full)(1)(2)

Use of Proceeds	We will not initially receive any proceeds from the sale of shares of our common stock offered by the forward sellers in this offering unless (i) an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement or (ii) the underwriters exercise their option to purchase additional shares of our common stock, in whole or in part, and we elect to issue and sell the shares of our common stock covered by such option directly to the underwriters rather than requiring the forward sellers to borrow and deliver such shares to the underwriters pursuant to additional forward sale agreements.

We estimate that the net proceeds to us from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreements, before expenses, will be approximately $ (or approximately $ if the underwriters exercise their option to purchase additional shares of our common stock in full), subject to certain adjustments pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements based on the initial forward sale price of $ per share. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to April 30, 2028.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of each forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. Although we expect to settle each forward sale agreement entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under one or more forward sale agreements. If we elect to cash settle the forward sale agreements in full, we would expect to receive an amount of net proceeds that is significantly lower than the estimate set forth above, and we may not receive any net proceeds (or we may owe cash, which could be a significant amount, to each forward purchaser). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from any forward purchaser (and we may be required to deliver shares of our common stock to each forward purchaser). The settlement of the forward sale agreements is also subject to acceleration by each forward purchaser upon the occurrence of certain events.

We intend to use the net proceeds that we receive from the sale of shares of our common stock pursuant to the forward sale agreements for general corporate purposes, which may include repayment of commercial paper, outstanding loans under our revolving credit facility or other debt.

Certain United States Federal Income Tax Considerations for Non-U.S. Holders	See “Certain United States Federal Income Tax Considerations for Non-U.S. Holders” in this prospectus supplement for a discussion of certain United States federal income tax considerations of the acquisition, ownership and disposition of our common stock for Non-U.S. Holders (as defined therein).

Listing	Our common stock is listed on the NYSE and the NYSE Texas under the symbol “ETR.”

Transfer Agent and Registrar	The transfer agent and registrar for our common stock is Equiniti Trust Company, doing business as EQ Shareholder Services.

Accounting treatment of the transaction	Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $   per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle one or more of the forward sale agreements, delivery of our shares to the forward purchasers on any such physical settlement or net share settlement of the forward sale agreements would result in dilution to our earnings per share.

Conflicts of Interest	All of the proceeds from the sale of shares of our common stock offered by the forward sellers in this offering (excluding proceeds, if any, paid to us with respect to any shares of our common stock that we may sell to the underwriters in lieu of the forward sellers selling such shares as further described elsewhere in this prospectus supplement) will be paid to the forward purchasers. Furthermore, if the Company uses the proceeds it receives from the sale of shares of its common stock pursuant to the forward sale agreements for the repayment of commercial paper, outstanding loans under its revolving credit facility or other debt, any underwriters (or their affiliates) who hold such commercial paper, serve as lenders under the credit facility or hold such debt may receive a portion of the proceeds. Because Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Scotia Capital (USA) Inc., or their affiliates and/or agents, in their capacity as forward sellers, will receive more than 5% of the net proceeds of this offering, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Scotia Capital (USA) Inc. are deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry

Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Scotia Capital (USA) Inc. may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in this prospectus supplement for additional information.

Risk Factors	See “Risk Factors” in this prospectus supplement and the accompanying prospectus and other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of our common stock.

(1)

The forward sellers have advised us that they intend to acquire shares of our common stock to be sold in this offering through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock under the forward sale agreements (if at all) until later settlement of the forward sale agreements, which provide for settlement on a settlement date or dates to be specified at our discretion on or prior to April 30, 2028. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreements. Although we intend to elect full physical settlement under the forward sale agreements, if we were to elect cash settlement, we would not issue any shares upon settlement of the forward sale agreements, and if we were to elect net share settlement, the number of shares we issue upon settlement of the forward sale agreements may be substantially less than the amount we would have issued upon full physical settlement, or we may not issue any shares upon such net share settlement. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” in this prospectus supplement for a description of the forward sale agreements.

(2)

The number of shares of our common stock to be outstanding immediately after this offering assuming full physical settlement of the forward sale agreements assumes that we will receive total proceeds of $2,175,000,000 from the sale of shares of our common stock pursuant to the forward sale agreements, that the forward sale price will be $116.40 per share of our common stock, which is equal to the last reported sale price of our common stock on the NYSE on May 4, 2026, and that we will receive an additional $326,250,000 of proceeds pursuant to the additional forward sale agreements if the underwriters’ option to purchase additional shares of our common stock is exercised in full assuming a forward sale price of $116.40 per share of our common stock (in each case before deducting expenses). In addition, such number of shares of our common stock assumes that we will not be required to issue the shares of our common stock that are the subject of this offering in lieu of the forward sellers borrowing and selling such shares to the underwriters as further described elsewhere in this prospectus supplement.

The number of shares of our common stock to be outstanding immediately (i) before this offering, and (ii) after this offering, assuming full physical settlement of the forward sale agreements, is based on 457,886,847 shares of our common stock outstanding as of May 1, 2026, and excludes any shares of our common stock which may be issued under our equity compensation plans, our outstanding forward sale agreements executed in March

2025 with respect to 17,796,401 shares and our “at the market” equity distribution program, including shares which may be issued under the outstanding forward sale agreements we entered into in 2024 under such program. Each of our outstanding forward sale agreements requires us to, at our election prior to the maturity date set forth therein, either (i) physically settle the transaction by issuing the total shares of our common stock per the respective forward sale agreement to the forward counterparty in exchange for net proceeds at the then-applicable forward sale price specified by the respective agreement or (ii) net settle the transaction in whole or in part through the delivery or receipt of cash or shares. The forward sale price of each outstanding forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor and will decrease by other fixed amounts specified in the respective agreement.

The following forward sale agreements entered into by us remain outstanding as of the date hereof:

Effective Date	Shares of Common Stock per Forward Sale Agreement		Maturity Date	Forward Sale Price Per Share (a)
September 2024	1,169,070		October 2026	$60.14
September 2024	888,756		October 2026	$64.22
March 2025	17,796,401	(b)	September 2026	$81.87

(a)

Forward prices for the outstanding forward sale agreements with effective dates prior to December 13, 2024, were updated with the counterparty of such outstanding forward sale agreements as of December 13, 2024, in response to the two-for-one stock split effective at the opening of trading on December 13, 2024, which was deemed an adjustment event under the terms of such agreements.

(b)

Includes an aggregate of (i) 15,568,863 shares of our common stock underlying outstanding forward sale agreements with each of Morgan Stanley & Co. LLC, Bank of America, N.A., JPMorgan Chase Bank, National Association, New York Branch and Mizuho Markets Americas LLC and (ii) 2,227,538 shares of our common stock underlying additional outstanding forward sale agreements with each of Morgan Stanley & Co. LLC, Bank of America, N.A., JPMorgan Chase Bank, National Association, New York Branch and Mizuho Markets Americas LLC.

RISK FACTORS

Investing in our common stock involves a significant degree of risk. Before you decide to purchase our common stock, you should carefully consider the following risk factors, together with all of the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in the Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (the “First Quarter 2026 Form 10-Q”). The risks and uncertainties set forth in the 2025 Form 10-K or the First Quarter 2026 Form 10-Q or otherwise described below are those we believe to be the principal risks that could affect us, our business or our industry, and which could result in a material adverse impact on our financial condition, results of operations or the market price of our common stock. However, additional risks and uncertainties not currently known to us or that we currently deem immaterial may affect our financial condition, results of operations and the market price of our common stock.

Risks Relating to this Offering

Settlement provisions contained in each forward sale agreement could subject us to risks if certain events occur, which could have an effect on our results of operations and liquidity with substantial cash payment obligations, could result in dilution to our earnings per share and return on equity, and could cause the market price of our common stock to decline.

Each forward purchaser will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle its forward sale agreement on a date specified by such forward purchaser if:

•

in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to continue to borrow a number of shares of our common stock equal to the number of shares to be delivered by us upon physical settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

a termination event occurs as a result of our declaring any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•

certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreements) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreements); or

•

certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by us in connection with our entry into its forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency related to us, each forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of common stock or receive any proceeds pursuant to the forward sale agreements.

Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion on or prior to April 30, 2028. Each forward sale agreement will be physically settled, unless we elect to settle such forward sale agreement in cash or to net share settle such forward sale agreement. If we decide to physically settle or net share settle a forward sale agreement, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity and may adversely affect the market price of our common stock. If we elect cash or net share settlement for all or a portion of a forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to repurchase shares of our common stock in order to satisfy its obligation to return the shares of our common stock such forward purchaser had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the relevant forward purchaser under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale agreement. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” in this prospectus supplement for a description of the forward sale agreements.

The forward sale price that we expect to receive upon physical settlement of the forward sale agreements is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of each forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day.

In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind its hedge position could cause the market price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to a forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to a forward purchaser upon a net share settlement, as the case may be, of its forward sale agreement, or decreasing the amount of cash that a forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that a forward purchaser would owe us upon a net share settlement, as the case may be, of its forward sale agreement. We will not be able to control the manner in which the forward purchasers unwind their hedge positions.

In certain bankruptcy or insolvency events, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the forward sales of our common stock.

If we institute or consent to, or an appropriate regulatory or other authority institutes against us, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if we or such authority presents a petition for our winding up or liquidation or we consent to such a petition, each forward sale agreement will automatically terminate. If a forward sale agreement so terminates, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered (or for which physical settlement has not been elected), and the relevant forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled (or for which physical settlement has not been elected). Therefore, to the extent there are any shares of our common stock with respect to which we have not elected to physically settle under a forward sale agreement at the time of the institution of or consent to any such bankruptcy or insolvency proceedings or any such petition, we would not receive the forward sale price per share in respect of those shares of our common stock.

Risks Relating to our Common Stock

Our stockholders may experience dilution as a result of this offering and they may experience further dilution if we issue additional common stock.

The issuance of any common stock by us pursuant to a forward sale agreement upon physical settlement or net share settlement thereof or in lieu of the forward sellers selling our common stock to the underwriters as further described elsewhere in this prospectus supplement will have a dilutive effect on our earnings per share and return on equity.

Any additional future issuances of our common stock will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in future issuances. In most circumstances, stockholders will not be entitled to vote on whether or not we issue additional common stock. In addition, depending on the terms and pricing of an additional offering of our common stock, our stockholders may experience dilution in both the book value and fair value of their shares.

Under our Restated Certificate of Incorporation (our “Restated Certificate”), we are authorized to issue 998,000,000 shares of common stock and 1,000,000 shares of preferred stock. The potential issuance of preferred stock or additional shares of common stock may create downward pressure on the trading price of our common stock. We may also issue additional shares of our common stock, including under our “at the market” equity distribution program, or securities that are convertible into or exercisable for our common stock, in future public offerings or private placements for capital-raising purposes or for other business purposes, potentially at an offering price, conversion price or exercise price that is below the price of our common stock, negatively impacting the price of our common stock and diluting our existing stockholders’ ownership interests.

The price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly. You may not be able to resell your shares at or above the offering price due to fluctuations in the market price of our common stock caused by changes in our operating performance or prospects and other factors, including broad market fluctuations. Some specific factors that may have a significant effect on the market price of our common stock, in addition to those set forth in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, include:

•	actual or anticipated variations in our operating results or future prospects;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	strategic actions by us or our competitors, such as acquisitions, dispositions or restructurings;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our or our subsidiaries’ businesses;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	adverse conditions in the financial markets or general economic conditions, including those resulting from pandemics, war, or incidents of terrorism and responses to such events;

•	changes in ratings or rating outlooks regarding us or our affiliates, or any of their securities;

•	equity issuances by us or sales of our common stock by our directors or executive officers; and

•

changes in stock market analyst estimates, projections or recommendations regarding us or our common stock or other securities, other comparable companies or their securities, or the industries generally in which we and our subsidiaries operate.

Other risks described in this “Risk Factors” section and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus also could materially and adversely affect the price of our common stock.

Anti-takeover provisions in our organizational documents and the Delaware General Corporation Law (the “DGCL”) might discourage, delay or prevent changes in control of our company and may diminish the value of our common stock.

Certain provisions of our Restated Certificate and Bylaws, as amended and restated (our “Bylaws”), and the DGCL could have the effect of delaying, deferring or preventing an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors (our “Board”). The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and may also limit the prices that investors are willing to pay in the future for our common stock.

Pursuant to the DGCL, we are prohibited from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, our Board approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Additionally, our Restated Certificate and Bylaws provide that special meetings of stockholders may only be called by: a majority of our Board, the Chair of our Board, a majority of the members of the entire executive committee of our Board, our Chief Executive Officer, or the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Our Bylaws also establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. A stockholder who wishes to bring a matter before a meeting must comply with our advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even in the case that such directors may represent less than a quorum.

As a holding company, we depend on cash distributions from our subsidiaries to meet our debt service and other financial obligations and to pay dividends on our common stock and have provided, and may continue to provide, capital contributions or debt financing to our subsidiaries, which would reduce the funds available to meet our other financial obligations.

We are a holding company with no material revenue generating operations of our own or material assets other than the equity of our subsidiaries. Accordingly, all of our operations are conducted by our subsidiaries. Our ability to satisfy our financial obligations, including the payment of interest and principal on our outstanding debt, and to pay dividends on our common stock depends on the payment to us of dividends or distributions by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any dividends or make distributions to us. The ability of such subsidiaries to make payments of dividends or distributions to us depends on their results of operations and cash flows and other items affecting retained earnings, and on any applicable legal, regulatory, or contractual limitations on our subsidiaries’ ability to pay such dividends or distributions, which may be more stressed if certain utility operating companies incur a significant level of additional debt to finance the infrastructure investments to serve large-scale data centers. Prior to providing funds to us, such subsidiaries have financial and regulatory obligations that must be satisfied, including, among others, debt service and, in the case of Entergy Utility Holding Company, LLC and Entergy Texas, Inc., distributions and dividends, respectively, on preferred securities. Any distributions from Entergy Arkansas, LLC, Entergy Louisiana, LLC, Entergy Mississippi, LLC and Entergy New Orleans, LLC are paid directly to Entergy Utility Holding Company, LLC and are therefore subject to prior payment of distributions on its preferred securities. We have provided, and may continue to provide, from time-to-time in the future, capital contributions or debt financing to our subsidiaries, which would reduce the funds available to meet our financial obligations, including making interest and principal payments on outstanding indebtedness, and to pay dividends on our common stock.

Our incurrence of additional debt or issuance of preferred stock that ranks senior to our common stock may adversely affect the market price of our common stock.

In the future, we may attempt to obtain financing or to increase further our capital resources by issuing additional shares of our common stock or offering debt or other equity securities, including debt securities convertible into equity or shares of preferred stock. Upon liquidation, holders of our debt securities and of any preferred stock that we may issue and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Our Board is authorized to issue series of shares of preferred stock without any action on the part of the holders of our common stock. Our Board also has the power, without the approval of the holders of our common stock, to set the terms of any such series of shares of preferred stock that may be issued, including the designations, preferences, limitations, redemption and voting and other rights over our common stock with respect to dividends or if we liquidate, dissolve or wind up our affairs and other terms. If we incur additional debt or issue preferred stock in the future that has preference over common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up of our affairs, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease, which may negatively impact your investment.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means that we can refer you to important information without restating it in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. Accordingly, we incorporate by reference the documents listed below along with any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the time that all of the shares are sold in this offering:

1.	the 2025 Form 10-K;

2.	the First Quarter 2026 Form 10-Q;

3.	our Current Reports on Form 8-K filed on February 20, 2026, and March 30, 2026; and

4.	the description of our common stock contained in Exhibit 4(a)(16) to the 2025 Form 10-K, including any further amendment or report filed for the purpose of updating such description.

You may access a copy of any or all of these filings, free of charge, at our website located at http://www.entergy.com or by writing or calling us at the following address:

Ms. Raechelle M. Munna

Associate General Counsel – Corporate and Securities

Entergy Services, LLC

639 Loyola Avenue

New Orleans, Louisiana 70113

(504) 576-5848

You may also direct your requests via email to rmunna@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus supplement or the accompanying prospectus.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of the shares of our common stock offered by the forward sellers in this offering, unless an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters as further described elsewhere in this prospectus supplement, in which case we intend to use all net proceeds we receive from any such sales for the same purposes described below.

At an assumed initial forward sale price of $    per share (which is the price at which the underwriters have agreed to buy the shares of common stock offered hereby), we expect to receive net proceeds, before expenses, of approximately $    (or approximately $    if the underwriters’ option to purchase additional shares of our common stock is exercised in full), subject to the price adjustment and other provisions of the forward sale agreements, in the event of full physical settlement of the forward sale agreements, which we expect to occur on or prior to April 30, 2028. For purposes of calculating the proceeds to us upon settlement of the forward sale agreements, we have assumed that each forward sale agreement is physically settled based upon the assumed initial forward sale price of $    on the effective date of the forward sale agreements, which will be     , 2026. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. The actual proceeds from the forward sales are subject to the final settlement of the forward sale agreements. The forward sale price that we expect to receive upon physical settlement of a forward sale agreement is subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of such forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day. See “Underwriting (Conflicts of Interest)—Forward Sale Agreements” in this prospectus supplement for a description of the forward sale agreements.

We currently intend to elect full physical settlement of each forward sale agreement and to use the net proceeds, if any, that we receive upon settlement of the forward sale agreements for general corporate purposes, which may include repayment of commercial paper, outstanding loans under our revolving credit facility or other debt. If we elect to cash settle all or a portion of a forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election and we may either receive a cash payment from, or owe a cash payment to, the relevant forward purchaser. If we elect to net share settle all or a portion of a forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may either receive shares of our common stock from, or owe shares of our common stock to, the relevant forward purchaser.

CERTAIN UNITED STATES FEDERAL INCOME TAX

CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion summarizes certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of shares of Entergy’s common stock, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to shares of Entergy’s common stock that are held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that are purchased in this offering by a Non-U.S. Holder (as defined below). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department as of the date of this prospectus supplement, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding shares of Entergy’s common stock as part of a hedge or other integrated transaction, controlled foreign corporations or passive foreign investment companies, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, “qualified foreign pension funds” as defined in Section 897(1)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below) or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income tax consequences for U.S. taxpayers who purchase shares of Entergy’s common stock. Persons considering the purchase of shares of Entergy’s common stock should consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal gift, and except to the limited extent provided below, estate tax laws or the effect of any applicable foreign, state or local laws.

Entergy has not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of shares of its common stock or that any such position would not be sustained.

Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of shares of Entergy’s common stock (other than a disregarded entity or partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a U.S. person.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of Entergy’s common stock, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of Entergy’s common stock should consult their tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of such shares of Entergy’s common stock applicable to them.

Distributions

In general, a distribution that Entergy makes to a Non-U.S. Holder with respect to shares of its common stock will constitute a dividend for U.S. federal income tax purposes to the extent paid out of Entergy’s current or accumulated earnings and profits as determined under the Code. To the extent the amount of a distribution exceeds Entergy’s current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce the Non-U.S. Holder’s adjusted tax basis in Entergy’s common stock, but not below zero, and then will be treated as gain from the sale of Entergy’s common stock (see “—Sale or Other Taxable Disposition of Common Stock” below). Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (unless such dividend is eligible for a reduced rate under an applicable income tax treaty). In order to obtain a reduced rate of withholding, a Non-U.S. Holder is generally required to provide to the applicable withholding agent an IRS Form W-8BEN, IRS Form W-8BEN-E (or a suitable substitute form) or other applicable certification properly certifying such Non-U.S. Holder’s eligibility for the reduced rate. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced withholding rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the timing and manner of claiming the benefits.

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, are taxed on a net-income basis at the regular graduated rates applicable to U.S. persons. The Non-U.S. Holder is generally required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of shares of Entergy’s common stock. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder within the United States, (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied, or (iii) Entergy’s common stock constitutes a U.S. real property interest by reason of Entergy’s status as a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes.

In the case described in (i) above, gain or loss recognized on the disposition of shares of Entergy’s common stock generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable treaty rate) on any capital gain recognized on the disposition of shares of Entergy’s common stock (after being offset by certain U.S.-source capital losses). In the case described in (iii) above, Entergy believes that it is, and will continue to be, a USRPHC; however, so long as shares of its common stock continue to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury regulations, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of shares of Entergy’s common stock if the Non-U.S. Holder has not held more than 5% (actually or constructively) of Entergy’s total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or such Non-U.S. Holder’s holding period. As of the date of this offering, we believe our common stock is regularly traded on an established market. If a Non-U.S. Holder exceeds the limits described in the last sentence with respect to common stock and Entergy is a USRPHC, the Non-U.S. Holder generally will be subject to U.S. federal income tax at the regular graduated rates applicable to U.S. persons upon its disposition at a gain. Such a Non-U.S. Holder generally would also be subject to such tax with respect to any distribution on our common stock to the extent such distribution were treated as gain from the sale of such common stock as a result of such distribution being in excess of both our current and accumulated earnings and profits and such Non-U.S. Holder’s tax basis in our common stock. If a Non-U.S. Holder is subject to the tax described in the preceding sentences, the Non-U.S. Holder will be required to file a U.S. federal income tax return with the IRS.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of investing in shares of Entergy’s common stock if Entergy were to be treated as a USRPHC. Non-U.S. Holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

U.S. Federal Estate Tax

The estates of noncitizen, nonresident individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise. Currently, U.S. estate tax is imposed at rates of up to 40% of the fair market value of the taxable estate. The U.S. estate tax rate is subject to change in future years. In addition, the U.S. federal “generation-skipping transfer tax” may apply in certain circumstances. The terms “resident” and “nonresident” are defined differently for U.S. federal estate tax purposes than for U.S. federal income tax purposes. Investors should consult their tax advisors regarding the U.S. federal estate tax consequences of the acquisition, ownership and disposition of our common stock.

Information Reporting and Backup Withholding

In general, information returns will be filed annually with the IRS in connection with any distributions paid on Entergy’s common stock to a Non-U.S. Holder. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person (by providing a valid IRS Form W-8BEN, W-8BEN-E, or other applicable certification), information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition, and the Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on dividends paid on Entergy’s common stock or on the proceeds from a sale or other disposition of shares of Entergy’s common stock. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Under Sections 1471 to 1474 of the Code and related IRS guidance (commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)), a 30% U.S. withholding tax is imposed on dividends paid on Entergy’s common stock and on gross proceeds from the sale or other disposition (including redemption) occurring on or after that date of shares of Entergy’s common stock in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution undertakes certain diligence and reporting obligations, (ii) in the case of a non-financial foreign entity, such entity either certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the withholding agent with a certification identifying each direct and indirect substantial United States owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Certain Non-U.S. Holders located in a jurisdiction with an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury regulations, withholding under FATCA generally applies to payments of dividends on Entergy’s common stock. Pursuant to proposed regulations, the Treasury Department has indicated its intent to eliminate the requirements under FATCA to withhold on the gross proceeds from the sale or other disposition of certain financial instruments (which would include Entergy’s common stock). The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. Entergy will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on shares of its common stock if Entergy determines that it must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of shares of Entergy’s common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

General

Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Scotia Capital (USA) Inc. are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and the forward sellers have agreed to sell to that underwriter, the number of shares of our common stock set forth in the following table opposite the underwriter’s name.

Name	Number of Shares
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Barclays Capital Inc.
Scotia Capital (USA) Inc.

Total

Under the terms and conditions set forth in the underwriting agreement, the underwriters have committed, subject to the terms and conditions set forth therein, to take and pay for all of the shares of our common stock reflected in the table above if any of such shares of our common stock are taken, provided, that under certain circumstances involving a default of an underwriter, less than all of such shares of common stock may be purchased. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have advised us and the forward sellers that they propose initially to offer the shares of our common stock in this offering at the public offering price set forth on the cover page of this prospectus supplement. If all of such shares of our common stock are not sold at the public offering price set forth on the cover page of this prospectus supplement, the public offering price and other selling items may be changed by the underwriters.

The following table shows the underwriting discount we will pay to the underwriters in respect of this offering assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock:

	Without option	With full option
Per share	$	$
Total	$	$

We estimate that the total expenses of this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, will be approximately $1,000,000.

We have agreed to indemnify the underwriters, the forward sellers and the forward purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters, the forward sellers or the forward purchasers may be required to make because of any of those liabilities.

Forward Sale Agreements

We expect to enter into forward sale agreements on the date of this prospectus supplement with the forward purchasers relating to an aggregate of    shares of our common stock. In connection with the execution of the forward sale agreements, and at our request, the forward sellers are borrowing from third parties and selling in this offering an aggregate of    shares of our common stock.

If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or it or its affiliate is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date, any shares of our common stock, or if certain other conditions to such forward purchaser’s or its affiliate’s obligations have not been satisfied, then such forward purchaser’s forward sale agreement will be terminated in its entirety. If in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow and deliver for sale on the anticipated closing date a number of shares of our common stock underlying its forward sale agreement, or it or its affiliate would be unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares that such forward seller does not borrow and deliver, and the number of shares of our common stock to which such forward sale agreement relates will be reduced to the number that such forward seller can so borrow and deliver. In the event that the number of shares of our common stock to which one or more of the forward sale agreements relate is so reduced, the commitments of the several underwriters to purchase shares of our common stock from the forward sellers and the forward sellers’ obligation to borrow such shares for delivery and sale to the several underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters, severally in proportion to their respective underwriting obligations reflected in the table above, all or such portion of the number of shares of our common stock not borrowed and delivered by the forward sellers. In such event, we or the representatives of the underwriters will have the right to postpone the closing date for up to two business days to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur on or prior to April 30, 2028. On a settlement date or dates, if we decide to physically settle one or more forward sale agreements, we will issue shares of our common stock to the relevant forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $    per share, which is the price at which the underwriters have agreed to buy the shares of our common stock offered hereby. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the overnight bank funding rate was greater than the spread, but we can give no assurance that the overnight bank funding rate will not decrease to a rate below the spread during the term of the forward sale agreements.

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $    per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle the forward sale agreements, delivery of shares of our common stock to the forward purchasers on any such physical settlement or net share settlement of the forward sale agreements would result in dilution to our earnings per share.

Each forward purchaser will have the right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and require us to physically settle its forward sale agreement on a date specified by such forward purchaser if:

•

in the good faith, commercially reasonable judgment of such forward purchaser, it or its affiliate is unable to borrow a number of shares of our common stock equal to the number of shares to be delivered by us upon physical settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such forward purchaser;

•

certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreements) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of our common stock (each as more fully described in the forward sale agreements); or

•

certain other events of default or termination events occur, including, among other things, any material misrepresentation made by us in connection with our entry into its forward sale agreement, our bankruptcy (except as described below) or certain changes in law (each as more fully described in the forward sale agreements).

A forward purchaser’s decision to exercise its right to accelerate its forward sale agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require us to settle its forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of a forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock. In addition, upon certain events of bankruptcy or insolvency related to us, each forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of common stock or receive any proceeds pursuant to the forward sale agreements.

Each forward sale agreement will be physically settled, unless we elect to settle such forward sale agreement in cash or to net share settle such forward sale agreement (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). If we decide to physically settle or net share settle a forward sale agreement, delivery of shares of our common stock upon any physical settlement or net share settlement of the forward sale agreement will result in dilution to our earnings per share. If we elect cash or net share settlement for all or a portion of a forward sale agreement, we would expect the relevant forward purchaser or one of its affiliates to repurchase shares of our common stock in order to satisfy its obligation to return the shares of our common stock such forward purchaser had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the relevant forward purchaser under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, such forward purchaser will pay or deliver, as the case may be, to us under its forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of shares of our common stock by a forward purchaser or its affiliate to unwind such forward purchaser’s hedge position could cause the market price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to a forward purchaser upon a cash settlement or increasing the number of shares of our common stock we would owe to a forward purchaser upon a net share settlement, as the case may be, of its forward sale agreement, or decreasing the amount of cash that a forward purchaser would owe us upon a cash settlement or decreasing the number of shares of our common stock that a forward purchaser would owe us upon a net share settlement, as the case may be, of its forward sale agreement. We will not be able to control the manner in which the forward purchasers unwind their hedge positions.

The foregoing is a description of certain provisions of the forward sale agreements we expect to enter into in connection with this offering, copies of which are available upon request from us at the address set forth herein in the section entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of those agreements.

Option

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional    shares of our common stock at a price of $    per share. If such option is exercised, we may, in our sole discretion, enter into additional forward sale agreements with each of the forward purchasers in respect of the number of shares of our common stock that are subject to the exercise of such option. If such option is exercised and we elect not to enter into additional forward sale agreements, we have agreed to issue and sell directly to the underwriters the number of shares of our common stock that are subject to the exercise of such option. If we enter into additional forward sale agreements, and if in the good faith, commercially reasonable judgment of a forward purchaser, it or its affiliate is unable to borrow, or is unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date for the exercise of such option, a number of shares of our common stock underlying its additional forward sale agreement, or if certain other conditions to such forward purchaser’s or its affiliate’s obligations have not been satisfied, then we will issue and sell directly to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that such forward seller does not borrow and deliver.

Listing

Our common stock is listed on both the NYSE and the NYSE Texas under the symbol “ETR.”

Electronic Prospectus Delivery

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters that may make Internet distributions on the same basis as other allocations. None of the other information appearing on or that can be accessed through websites maintained by any of the underwriters or selling group members, if any, is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

No Sales of Similar Securities

We have agreed that, without the prior written consent of Wells Fargo Securities, LLC and Citigroup Global Markets Inc. we will not, during the period from and including the date of this prospectus supplement through and including the 60th day after the date of this prospectus supplement, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (“Convertible Securities”) or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers in whole or in part, directly or indirectly, the economic consequences of ownership of our common stock, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to take any of the actions restricted by clause (i) or (ii) above. The foregoing sentence shall not apply to:

(a)

the shares of our common stock to be sold to the underwriters, if any, and any shares of our common stock that may be issued and delivered pursuant to the forward sale agreements and any additional forward sale agreements;

(b)	any shares of our common stock issued by us upon the exercise of an option or warrant or the conversion or exchange of a security outstanding as of the date of this prospectus supplement;

(c)

any shares of our common stock issued or options to purchase common stock granted pursuant to our employee benefit or compensation plans or the filing of a registration statement on Form S-8 under the Securities Act with respect to such plans;

(d)	any shares of our common stock issued pursuant to any nonemployee director stock plan, benefit plan, or compensation plan;

(e)

any shares of our common stock issued pursuant to any dividend reinvestment and stock repurchase plan or similar dividend reinvestment features of any employee or nonemployee director benefit plan; and

(f)

any shares of our common stock that may be issued and delivered pursuant to any outstanding forward sale agreements we have entered into prior to the date of this prospectus supplement under our “at the market” equity distribution program or otherwise.

Our directors and executive officers have entered into lock-up agreements with the representatives of the underwriters prior to the commencement of this offering pursuant to which each of these persons has agreed that, without the prior written consent of Wells Fargo Securities, LLC and Citigroup Global Markets Inc., such person will not, during the period commencing on and including the date of such person’s lock-up agreement through and including the 60th day after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by such person or any Convertible Securities so beneficially owned or (ii) enter into any hedging, swap or other arrangement, including without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option), that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transfers of shares of our common stock or any Convertible Securities as a bona fide gift, provided that (i) each donee shall sign and deliver to the representatives of the underwriters a lock-up letter substantially in the form of such director’s or officer’s lock-up letter and (ii) no filing under Section 16(a) of the Exchange Act, or other public announcement, reporting a reduction in beneficial ownership of shares of our common stock, shall be required or shall be voluntarily made during such 60-day period, except that a Form 4 filing permitted by clause (c) below may also reflect a reduction in beneficial ownership resulting from a bona fide gift made in accordance with this clause (a) so long as such Form 4 expressly states that such reduction is the result of a bona fide gift,

(b) transfers of shares of our common stock or Convertible Securities either during such director’s or officer’s lifetime or on death (i) by will or intestacy, (ii) to a trust the beneficiaries of which are exclusively such person’s and/or a member or members of such person’s immediate family, or (iii) pursuant to a domestic relations order, provided that each such transferee shall sign and deliver to the representatives a lock-up letter substantially in the form of such person’s lock-up letter. For purposes of this clause (b), “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin,

(c) the forfeiture, cancellation, withholding, surrender or delivery of shares of our common stock to us to satisfy any income, employment and/or social security tax withholding and/or remittance obligations in connection with the vesting during such 60-day period of any restricted stock unit, restricted shares, performance share unit or phantom shares; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4,

(d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of our common stock, provided that such plan does not provide for the transfer of our common stock during such 60-day period and no public announcement or filing under the Exchange Act or otherwise regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of such director or officer or us, or

(e) sales of our common stock pursuant to any trading plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by the director or officer prior to the date of such person’s lock-up agreement or pursuant to any amendment or replacement of any such trading plan, so long as the number of shares of our common stock subject to such original trading plan is not increased; provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during such 60-day period, or such person voluntarily effects any public filing or report regarding such sales during such 60-day period, then such person shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1 trading plan.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares of our common stock referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares of our commons stock, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through such option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The representatives have advised us that they may also impose penalty bids. This occurs when a particular underwriter is required to repay to the underwriting syndicate a portion of the underwriting discount received by such underwriter because the representatives of the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of the transactions described above and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock. If the underwriters commence these transactions, the underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of our common stock, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the shares of our common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of our common stock may not be offered or sold, directly or indirectly, and neither this prospectus supplement or the accompanying prospectus nor any other offering material or advertisements in connection with the shares of the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to such shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the EU Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any shares of our common stock at any time under the following exemptions under the EU Prospectus Regulation:

•	to any qualified investor as defined under Article 2 of the EU Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriters to any such offer; or

•	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation.

provided that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation and each person who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2 of the Prospectus Regulation. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.

In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the EU Prospectus Regulation, each such financial intermediary will be deemed to have represented, warranted and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreement.

For the purposes of this selling restriction, the expression an “offer of shares of our common stock to the public” in relation to any shares of our common stock in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase shares of our common stock, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Notice to Prospective Investors in the United Kingdom

No shares of our common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom, except that the shares of our common stock may be offered in the United Kingdom at any time:

•	to any qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs (as defined below);

•	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs), subject to obtaining the prior consent of the underwriters to any such offer; or

•	in any other circumstances falling within Part 1 of Schedule 1 to the POATRs,

provided that each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of paragraph 15 of Schedule 1 to the POATRs. Each of this prospectus supplement and the accompanying prospectus is neither a supplementary prospectus nor a prospectus respectively for the purposes of the POATRs.

In the case of any shares of our common stock being offered to a financial intermediary, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of our common stock acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreement.

For the purposes of this selling restriction, the expression an “offer to the public” in relation to the securities in the United Kingdom means a communication to any person which presents sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to buy or subscribe for any shares of our common stock and the expression “POATRs” means the Public Offers and Admissions to Trading Regulations 2024.

Additionally, in the United Kingdom (the “UK”), this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). Any shares of our common stock will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of our common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the FSMA) received by it in connection with the issue or sale of shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to shares of our common stock in, from or otherwise involving the UK.

Notice to Prospective Investors in Switzerland

Shares of our common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit shares of our common stock to trading on any trading venue (exchange or multi-lateral trading facility) in Switzerland.

Neither this prospectus supplement nor the accompanying prospectus or any other offering or marketing material relating to shares of our common stock or us constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor the accompanying prospectus or any other offering or marketing material relating to shares of our common stock or us may be distributed or otherwise made available in Switzerland.

Notice to Prospective Investors in Canada

Shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock for sale may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act or otherwise under the Corporations Act so that it is lawful to offer the shares of our common stock for sale without disclosure to investors under Chapter 6D of the Corporations Act.

Shares of our common stock must not be offered for sale in Australia in the period of 12 months after their issue or sale by us, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Certain Relationships

In the ordinary course of their respective businesses, the underwriters and certain of their affiliates have in the past and may in the future, engage in investment banking, commercial banking or other transactions of a financial nature with us and our affiliates, for which they have received and will receive customary compensation. Affiliates of the underwriters are also lenders under our revolving credit facility, dealers under our commercial paper program and/or agents and forward purchasers under our “at the market” equity distribution program.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours and our affiliates. All of the underwriters or their affiliates that have a lending relationship with us or our affiliates routinely hedge and may continue to hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or our affiliates consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially our common stock. Any such credit default swaps or short positions could adversely affect future trading prices of our common stock. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

All of the proceeds from the sale of shares of our common stock offered by the forward sellers in this offering (excluding proceeds, if any, paid to us with respect to any shares of common stock that we may sell to the underwriters in lieu of the forward sellers selling such shares as further described elsewhere in this prospectus supplement) will be paid to the forward purchasers. Furthermore, if the Company uses the proceeds it receives from the sale of shares of its common stock pursuant to the forward sale agreements for the repayment of commercial paper, outstanding loans under its revolving credit facility or other debt, any underwriters (or their affiliates) who hold such commercial paper, serve as lenders under the credit facility or hold such debt may receive a portion of the proceeds. Because Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Scotia Capital (USA) Inc., or their affiliates, in their capacity as forward sellers, will receive more than 5% of the net proceeds of this offering, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Scotia Capital (USA) Inc. are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Scotia Capital (USA) Inc. may not make sales in this offering to any discretionary account without the prior written approval of the customer.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of our common stock, will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP, New York, New York, has acted as counsel for the underwriters. Pillsbury Winthrop Shaw Pittman LLP regularly represents certain of our affiliates in connection with various matters. Davis Polk & Wardwell LLP, New York, New York has advised the forward sellers and forward purchasers with respect to certain legal matters relating to the forward sale agreements.

EXPERTS

The financial statements of Entergy Corporation as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this Prospectus Supplement and the effectiveness of Entergy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

ENTERGY CORPORATION

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

SENIOR NOTES

JUNIOR SUBORDINATED DEBENTURES

639 Loyola Avenue

New Orleans, Louisiana 70113

Telephone (504) 576-4000

We may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

This prospectus may be used to offer and sell our securities, only if accompanied by the prospectus supplement for those securities. We will provide the specific information about those offerings and the specific terms of those securities, including their offering prices, in supplements to this prospectus. The supplements may also add, update or change the information in this prospectus. You should read this prospectus and any supplements carefully before you invest. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

Our common stock is listed on both the New York Stock Exchange LLC and NYSE Texas, Inc. and trades under the symbol “ETR.” Unless otherwise indicated in the applicable prospectus supplement, the other securities described in this prospectus will not be listed on a national securities exchange.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. This prospectus may be used in connection with any offering of securities through any of those methods or other methods described in supplements to this prospectus. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 19 also provides more information on this topic.

The date of this prospectus is August 6, 2025.

RISK FACTORS

Investing in the securities described herein involves certain risks. In considering whether to purchase the securities being offered by this prospectus, you should carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the information under the headings “Risk Factors Summary” and “Risk Factors” as well as the factors listed under the heading “Forward-Looking Information,” in each case, contained in our Annual Report on Form 10-K for our most recent fiscal year, in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K and in any other subsequent document that we file (not furnish) with the Securities and Exchange Commission (the “SEC”), each of which is incorporated by reference in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By utilizing a “shelf” registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus and selling securityholders may sell such securities owned by them from time to time. As allowed by the SEC’s rules, this prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

Each time we sell securities we will provide a prospectus supplement containing specific information about the terms of those securities and the related offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus, the related prospectus supplement and the exhibits to the registration statement, together with the additional information referenced under the heading “Where You Can Find More Information,” in making your investment decision.

For more detailed information about the securities described herein, you can read the exhibits to the registration statement.

ENTERGY CORPORATION

We are an integrated energy company engaged primarily in electric power production and retail distribution operations. We own and operate power plants with approximately 24,500 MW of electric generating capacity, including approximately 5,100 MW of nuclear power. We deliver electricity to approximately 3 million utility customers in Arkansas, Louisiana, Mississippi and Texas. We had annual revenues of approximately $11.9 billion in 2024 and approximately 12,000 employees as of December 31, 2024.

We operate primarily through a single reportable segment, Utility. The Utility segment includes the generation, transmission, distribution, and sale of electric power in portions of Arkansas, Mississippi, Texas, and Louisiana, including the City of New Orleans.

The information above is only a summary and is not complete. You should read the incorporated documents listed under the heading “Where You Can Find More Information” for more specific information concerning our business and affairs, including significant contingencies, significant factors and known trends, our general capital requirements, our financing plans and capabilities, and pending legal and regulatory proceedings.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public on the Internet at the SEC’s website located at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means we can refer you to important information without restating it in this prospectus. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination or completion of the offerings contemplated by this prospectus, excluding, in each case, documents or any portions of any documents deemed to have been “furnished” and not “filed” for purposes of the Exchange Act:

1.	our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”);

2.	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, and June 30, 2025;

3.	our Current Reports on Form 8-K filed February 20, 2025, March 19, 2025, March 21, 2025, March 28, 2025, May 2, 2025, May 13, 2025, July 1, 2025, and July 28, 2025; and

4.	the description of our common stock contained in Exhibit 4(a)(13) to the 2024 Form 10-K, including any further amendment or report filed for the purpose of updating such description.

You may access a copy of any or all of these filings, free of charge, at our web site, which is located at http://www.entergy.com, or by writing or calling us at the following address:

Ms. Raechelle M. Munna

Associate General Counsel – Corporate and Securities

Entergy Services, LLC

639 Loyola Avenue

New Orleans, Louisiana 70113

(504) 576-5848

You may also direct your requests via e-mail to rmunna@entergy.com. We do not intend our Internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus or any accompanying prospectus supplement.

This prospectus, any accompanying prospectus supplement and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and any underwriters, dealers or agents have not, authorized anyone else to provide you with different information. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than as of the dates of these documents or the dates these documents were filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since these dates. We are not, and any underwriters, dealers or agents are not, making an offer of the securities in any jurisdiction where the offer or sale is not permitted.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any securities that may be offered hereby either (a) to repurchase or redeem one or more series of our outstanding securities on their stated due dates or in some cases prior to their stated due dates or (b) for other general corporate purposes. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities. We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock and the relevant provisions of our Restated Certificate of Incorporation (our “Restated Certificate”) and Bylaws, as amended and restated (our “Bylaws”), are summaries and are qualified by reference to our Restated Certificate and Bylaws that are filed as exhibits to the registration statement of which this prospectus forms a part. The following also summarizes certain applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and that summary is qualified by reference to the DGCL.

General

Our authorized capital stock consists of 998,000,000 shares of common stock, par value $.01 per share (our “common stock”), and 1,000,000 shares of preferred stock, no par value (our “preferred stock”). As of June 30, 2025, there were 446,409,069 shares of our common stock outstanding and no shares of our preferred stock outstanding.

Our board of directors (our “Board”) is authorized to establish, from time to time, series of preferred stock and to fix the rights and preferences of each series of preferred stock, including dividend rates and preferences, conversion provisions, voting rights, redemption provisions, liquidation rights and preferences, preemption rights and other matters; provided that no share of preferred stock shall have more than one vote per share. The terms of any series of preferred stock offered pursuant to this prospectus will be described in a prospectus supplement.

Dividend Rights

We will pay dividends on our common stock as determined by our Board out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or distributions or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends or distributions, loans or advances. If our Board fixes the rights of a series of preferred stock and we issue that series of preferred stock, holders of such series of preferred stock may be entitled, in preference to holders of our common stock, to dividends at the rate fixed for that series by our Board. Those dividends may be cumulative or noncumulative as determined by our Board.

We have junior subordinated debentures outstanding. In accordance with the terms of the junior subordinated debentures, we have the right, from time to time, to defer the payment of interest on our outstanding junior subordinated debentures on one or more occasions for up to ten consecutive years. We may issue, from time to time, additional junior subordinated debentures or other securities that (i) provide us with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that we were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, we would not be able, with limited exceptions, to pay dividends on our common stock during the periods in which such payments were deferred or such payment defaults continued. In addition, we might issue other securities in the future containing similar or other restrictions on, or that affect, our ability to pay dividends on our common stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share held by them on all matters submitted to our stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Unless otherwise required by law and subject to any special voting rights that may vest in the holders of our preferred stock, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares represented at a stockholder meeting and entitled to vote on the subject matter shall be the act of the stockholders. Under the DGCL, our Restated Certificate may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the proposed amendment (which would include our common stock and any series of our preferred stock which, by its terms or applicable law, was so entitled to vote), and, if any class or series of shares is entitled to vote as a class, then the proposed amendment must be approved by the required vote of each class or series of shares entitled to vote as a class. At a meeting for the election of directors at which a quorum is present, subject to the rights, if any, of holders of our preferred stock outstanding at that time, directors are elected by a majority of votes cast with respect to such director; provided, however, that, if the number of nominees is greater than the number of directors who will be elected, the nominees receiving a plurality of the votes cast will be elected as directors. If our Board fixes the rights of a series of preferred stock and we issue that series of preferred stock, such series of preferred stock may or may not be entitled to voting rights; provided, that no share of preferred stock shall have more than one vote per share.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our affairs, voluntarily or involuntarily, the holders of our common stock, subject to any rights of any holders of our preferred stock outstanding at that time, will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities. In addition, if our Board fixes the rights of a series of preferred stock and we issue that series of preferred stock, holders of such series of preferred stock may be entitled, in preference to holders of the common stock, in a voluntary or an involuntary liquidation, to the amounts fixed for that series by our Board, which may include unpaid accumulated dividends.

Preemptive Rights

The holders of our common stock do not have a preemptive right to purchase shares of our common stock or securities convertible into such shares nor are they liable for future capital calls or assessments by us. If our Board fixes the rights of a series of preferred stock and we issue that series of preferred stock, holders of such series of preferred stock may be entitled to preemptive rights to purchase shares of our common stock or securities convertible into such shares.

Listing

Our common stock is listed under the symbol “ETR” on both the New York Stock Exchange LLC and NYSE Texas, Inc.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, doing business as EQ Shareowner Services.

Certain Anti-Takeover Effects

General. Certain provisions of our Restated Certificate, our Bylaws and the DGCL could have the effect of delaying, deferring or preventing an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our Board. The provisions described below may reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt which is unfair to our stockholders.

Business Combinations. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his, her or its affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our Restated Certificate nor our Bylaws contain a provision electing to “opt-out” of Section 203 of the DGCL.

Special Meetings. Pursuant to the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws. Our Restated Certificate and Bylaws provide that special meetings of stockholders may only be called by: our Board; the Chairman of our Board; a majority of the members of the entire Executive Committee of our Board; our Chief Executive Officer; or the holders of a majority of the outstanding shares of our stock entitled to vote at the special meeting.

Advance Notice Requirements for Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals for stockholder meetings and the nomination of candidates for election as directors, other than nominations or proposals made by or at the direction of our Board or a committee of our Board. A stockholder who wishes to bring a matter before a meeting must comply with our advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even in the case that such directors may represent less than a quorum.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares representing fractional interests in shares of our preferred stock of any series, as described in the applicable prospectus supplement. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts evidencing the depositary shares described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreements and depositary receipts evidencing the depositary shares for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to any depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts evidencing the depositary shares. Subject to the terms of the related deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all of the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary share (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights).

DESCRIPTION OF SENIOR NOTES

The following description sets forth the general terms and provisions of the senior debt securities (the “New Senior Notes”) that we may offer by this prospectus. We will describe in one or more prospectus supplements the particular terms of the New Senior Notes and provisions that vary from those described below.

We may issue the New Senior Notes from time to time in the future, in one or more series, under an Indenture (for Unsecured Debt Securities) dated as of September 1, 2010, as it has heretofore been supplemented and may be amended or supplemented from time to time (the “indenture”), between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “trustee”). For the purposes of this section, any reference to the “indenture” shall generally mean the indenture as supplemented by the officer’s certificate(s) relating to the New Senior Notes. All debt securities issued or to be issued under the indenture, including the New Senior Notes offered by this prospectus, are referred to herein as “senior notes.”

This section of the prospectus contains a summary of certain terms and provisions of the indenture. The indenture contains the full legal text of the matters described in this section.

Because this section is a summary, it does not describe every aspect of the New Senior Notes or the indenture. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the indenture for provisions that may be important to you. This summary is subject to and qualified in its entirety by reference to all of the provisions of the indenture, including the definitions of some of the terms used in the indenture. We also include references in parentheses to some of the sections of the indenture. This summary is also subject to and qualified by reference to the description of the particular terms of each series of New Senior Notes described in the applicable prospectus supplement or supplements. The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should also refer to the Trust Indenture Act for provisions that apply to the New Senior Notes.

In this section, references to “we,” “our” and “us” mean Entergy Corporation excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries. The New Senior Notes are not obligations of, and will not be guaranteed by, any of our subsidiaries.

General

The indenture permits us to issue an unlimited amount of senior notes from time to time in one or more series. All senior notes of any one series need not be issued at the same time, and a series may be reopened for issuances of additional senior notes of such series. This means that we may from time to time, without notice to or consent of the existing holders of the New Senior Notes, create and issue further senior notes having the same terms and conditions as a given series of New Senior Notes in all respects, except for issue date, price to public and, if applicable, the initial interest payment on the New Senior Notes. Additional senior notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding senior notes of such series, including, if applicable, the New Senior Notes. As of June 30, 2025, we had $4.125 billion aggregate principal amount of senior notes outstanding under the indenture.

Terms of Specific Series of the New Senior Notes

A prospectus supplement and any supplemental indenture, board resolution or officer’s certificate relating to any series of New Senior Notes being offered by this prospectus will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•	the title of the series of New Senior Notes; any limit upon the total principal amount of the series of New Senior Notes;

•	the dates, or the method to determine the dates, on which the principal of the series of New Senior Notes will be payable and how it will be paid;

•

the interest rate or rates which the series of New Senior Notes will bear, or how the rate or rates will be determined, the interest payment dates for the series of New Senior Notes and the regular record dates for interest payments;

•	any right to extend the interest payments for, or the maturity of, the series of New Senior Notes and the duration of any such extension;

•	the percentage, if less than 100%, of the principal amount of the series of New Senior Notes that will be payable if the maturity of the series of New Senior Notes is accelerated;

•	any date or dates on which the series of New Senior Notes may be redeemed at our option and the terms, conditions and any restrictions on those redemptions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of New Senior Notes;

•

any additions or exceptions to the events of default under the indenture or additions or exceptions to our covenants under the indenture for the benefit of the holders of the series of New Senior Notes

•	any denominations other than multiples of $1,000 in which the series of New Senior Notes will be issued;

•

if payments on the series of New Senior Notes may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

•	any terms pursuant to which the series of New Senior Notes may be converted into or exchanged for other securities of ours or of another entity;

•	any collateral security for the series of New Senior Notes; and

•	any other terms of the series of New Senior Notes not inconsistent with the terms of the indenture.

(Indenture, Section 301.)

We may sell New Senior Notes at a discount below their principal amount or at a premium above their principal amount. United States federal income tax considerations applicable to New Senior Notes sold at an original issue discount will be described in the applicable prospectus supplement if we sell New Senior Notes at an original issue discount. In addition, important United States federal income tax or other tax considerations applicable to any New Senior Notes denominated or payable in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement if we sell New Senior Notes denominated or payable in a currency or currency unit other than United States dollars.

Except as may otherwise be described in the applicable prospectus supplement, the indenture does not contain any provisions that are intended to protect holders of New Senior Notes in the event of a highly-leveraged or similar transaction involving us, whether or not in connection with a change of control.

Redemption

We will set forth any terms for the redemption of New Senior Notes of any series in the applicable prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to New Senior Notes redeemable at the option of the holder of those New Senior Notes, the New Senior Notes will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Indenture, Section 404.) Unless the New Senior Notes are held in book-entry only form through the facilities of The Depository Trust Company (“DTC”), in which case DTC’s procedures for selection shall apply (see “—Book-Entry Only Securities”), if less than all of the New Senior Notes of any series or any tranche thereof are to be redeemed, the trustee will select the New Senior Notes to be redeemed. (Indenture, Section 403.)

Unless we default in the payment of the redemption price and accrued interest, if any, in the case of an unconditional notice of redemption, the New Senior Notes subject to such notice of redemption will cease to bear interest on the redemption date. (Indenture, Section 405.) We will pay the redemption price and any accrued interest to the redemption date upon surrender of any New Senior Note for redemption. (Indenture, Section 405.) If only part of a New Senior Note is redeemed, the trustee will deliver to the holder of the New Senior Note a new New Senior Note of the same series for the remaining portion without charge. (Indenture, Section 406.)

We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price and accrued interest, if any. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the New Senior Notes. (Indenture, Section 404.)

Payment and Paying Agents

Except as may be provided in the applicable prospectus supplement, interest on a New Senior Note payable on each interest payment date will be paid to the person in whose name that New Senior Note is registered as of the close of business on the regular record date for the interest payment date, which will be the close of business on the Business Day immediately preceding such interest payment date so long as all of the New Senior Notes of the same series as such New Senior Note remain in book-entry only form, or on the 15th calendar day immediately preceding each interest payment date if any of the New Senior Notes of such series do not remain in book-entry only form. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any New Senior Note, other than at maturity, the defaulted interest may be paid to the holder of such New Senior Note as of the close of business on a date between 10 and

15 days before the date proposed by us for payment of such defaulted interest or in any other lawful manner permitted by any securities exchange on which that New Senior Note may be listed, if the trustee finds it practicable. (Indenture, Section 307.)

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the New Senior Notes at maturity will be payable upon presentation of the New Senior Notes at the corporate trust office of Computershare Trust Company, N.A. in St. Paul, Minnesota, as our paying agent. We may change the place of payment on New Senior Notes and may appoint one or more additional paying agents (including ourselves) and may remove any paying agent, all at our discretion. (Indenture, Section 602.)

As long as the New Senior Notes are registered in the name of DTC, we will pay principal, premium, if any, and interest due on New Senior Notes in the form of global securities to DTC or its nominee in immediately available funds. DTC will then make payment to its participants for disbursement to the Beneficial Owners (as defined below) of the New Senior Notes as described under “— Book-Entry Only Securities.”

Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, and subject to restrictions related to the issuance of New Senior Notes through DTC’s book-entry system, the transfer of New Senior Notes may be registered, and New Senior Notes may be exchanged for other New Senior Notes of authorized denominations and with the same terms and principal amount, at the offices of the trustee in St. Paul, Minnesota. We may change the place for registration of transfer and exchange of New Senior Notes and may designate additional places for registration and exchange. (Indenture, Section 602.) No service charge will be made for any transfer or exchange of New Senior Notes. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any New Senior Notes during the 15 days before giving any notice of redemption, (b) any New Senior Note during the 15 days before an interest payment date or (c) any New Senior Note selected for redemption except the unredeemed portion of any New Senior Note being redeemed in part. (Indenture, Section 305.)

Ranking

The New Senior Notes will be our direct unsecured general obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. As of June 30, 2025, we had approximately $4.59 billion (including indebtedness due within one year) of indebtedness outstanding that would have ranked pari passu with the New Senior Notes. The indenture does not limit the amount of debt that may be issued under the indenture or the issuance of any other debt that would rank pari passu with the New Senior Notes. In addition, we issue guarantees for the benefit of our non-utility subsidiaries and expect to have such guarantees outstanding from time to time in various aggregate amounts.

Our ability to meet our financial obligations under the New Senior Notes, and cash needs generally, is dependent on our operating cash flow (which, in turn, is dependent upon the earnings of our subsidiaries and the distributions of those earnings to, or upon loans or other payments of funds by those subsidiaries to, us), our ability to access the short-term and long-term debt and equity capital markets, and our access to bank facilities. Various financing arrangements, charter provisions and statutory and regulatory requirements may impose restrictions on the ability of our subsidiaries to transfer funds to us, including in the form of cash dividends, loans or advances or other distributions. The New Senior Notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the New Senior Notes will be structurally subordinated to all debt, preferred securities and other liabilities of our subsidiaries, which means that creditors (including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders) and preferred security holders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the New Senior Notes would have any claims to those assets. The indenture does not limit the amount of debt or preferred securities that may be issued by our subsidiaries, whether secured or unsecured. As of June 30, 2025, our subsidiaries had approximately $25.189 billion of outstanding total indebtedness and preferred securities (including indebtedness due within one year).

Defeasance

Subject to certain conditions (including conditions that will be set forth in the officer’s certificate establishing a particular series of New Senior Notes), we will be discharged from our obligations in respect of the New Senior Notes if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of the New Senior Notes. (Indenture, Section 701.)

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•

the surviving or successor entity or an entity which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety is organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia and it expressly assumes our obligations on all outstanding senior notes, including the New Senior Notes, and under the indenture;

•

immediately after giving effect to the transaction, no event of default under the indenture or no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the indenture.

(Indenture, Section 1101.)

Upon the consummation of any such transaction, the surviving or successor entity will succeed to our rights and powers under the indenture and, except in the case of a lease, we shall be relieved of all obligations and covenants under the indenture and the outstanding senior notes. (Indenture, Section 1102.) The terms of the indenture do not restrict us in a merger in which we are the surviving entity.

Events of Default

“Event of default” when used in the indenture with respect to any series of senior notes, including the New Senior Notes, means any of the following:

•

failure to pay interest on any senior note of that series for 30 days after it is due and payable, unless we have made a valid extension of the interest payment period with respect to such senior note as provided in the indenture;

•	failure to pay the principal of or any premium on any senior note of that series when due and payable;

•

failure to perform or breach of any other covenant or warranty in the indenture, other than a covenant or warranty that does not relate to that series of securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of at least 33% in aggregate principal amount of the senior notes of that series, unless the trustee, or the trustee and the holders of a principal amount of such senior notes of that series not less than the principal amount of senior notes of that series the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the trustee, or the trustee and the holders of such principal amount of senior notes of such series, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued and written notice of the initiation of such corrective action is given to the trustee within such period;

•	events of bankruptcy, insolvency or reorganization relating to us specified in the indenture; or

•	any other event of default included in any supplemental indenture, board resolution or officer’s certificate establishing a series of senior notes.

(Indenture, Section 801.)

The trustee may withhold notice to the holders of senior notes of any default, except default in the payment of principal, premium or interest, if it considers the withholding of notice to be in the interests of the holders. (Indenture, Section 902.)

Remedies

Acceleration of Maturity

If an event of default applicable to the senior notes of any series but not applicable to other series of outstanding securities occurs and continues, either the trustee or the holders of a majority in aggregate principal amount of the senior notes of such series may then declare the principal amount of all senior notes of such series and interest accrued thereon to be due and payable immediately. However, under the indenture, some senior notes may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These senior notes are defined as “Discount Securities” in the indenture. If an event of default applicable to outstanding senior notes of more than one series exists, either the trustee or the holders of a majority in aggregate principal amount of all senior notes then outstanding of all such series, considered as one class, and not the holders of the senior notes of any one of such series, may declare the principal of all senior notes of all such series and interest accrued thereon to be due and payable immediately. As a consequence of each such declaration with respect to senior notes of any series, the principal amount of, or specified portion thereof in the case of Discount Securities, such senior notes and interest accrued thereon shall become due and payable immediately. (Indenture, Section 802.)

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Rescission of Acceleration

At any time after a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event of default under the indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered automatically rescinded and annulled, if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

1.	all overdue interest on all senior notes of the series;
2.	the principal of and premium, if any, on any senior notes of the series then outstanding, which have otherwise become due and interest thereon that is currently due;
3.	interest on overdue interest, if any, to the extent payment is lawful; and
4.	all amounts due to the trustee under the indenture; and

•

any other event of default under the indenture with respect to the senior notes of that series, other than the non-payment of principal of such series which shall have become due solely by such declaration of acceleration, has been cured or waived as provided in the indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right. (Indenture, Section 802.)

Control by Holders

Other than its duties in the case of an event of default under the indenture, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with any such direction. (Indenture, Section 903.) If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of senior notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred on the trustee. However, if the event of default under the indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series, considered as one class, will have the right to give this direction and not the holders of the senior notes of any one series. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture. (Indenture, Section 812.)

Limitation on Holders’ Right to Institute Proceedings

No holder of senior notes of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default under the indenture;

•

the holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an event of default under the indenture shall have occurred and be continuing, considered as one class, have made a written request to the trustee, and have offered reasonable indemnity to the trustee to institute proceedings;

•	the trustee has failed to institute any proceeding for 60 days after notice; and

•

no direction inconsistent with such written request shall have been given to the trustee during that 60-day period by the holders of a majority in aggregate principal amount of the outstanding senior notes of all series in respect of which an event of default shall have occurred and be continuing, considered as one class;

provided that no holder or holders of senior notes shall have any right in any manner to affect or prejudice the rights of other holders of senior notes of any series or to obtain priority over such other holders. (Indenture, Section 807.) However, these limitations do not apply to a suit by a holder of a senior note for payment of the principal, premium, if any, or interest on the senior note on or after the applicable due date. (Indenture, Section 808.)

We have agreed under the indenture to provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the indenture. (Indenture, Section 606.)

Modification and Waiver

Without the consent of any holder of senior notes issued under the indenture, including holders of the New Senior Notes, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the indenture and in the senior notes;

•	to add additional covenants or other provisions for the benefit of the holders of all or any series of senior notes or for us to surrender any right or power under the indenture;

•	to add additional events of default under the indenture for all or any series of senior notes;

•

to change, eliminate or add any provision to the indenture; provided, however, if the change, elimination or addition will adversely affect the interests of the holders of senior notes of any series in any material respect, the change, elimination or addition will become effective only:

1.	when the consent of the holders of senior notes of such series has been obtained in accordance with the indenture; or

2.	when no senior notes of the affected series remain outstanding under the indenture;

•	to provide collateral security for all but not part of the senior notes;

•	to establish the form or terms of senior notes of any series as permitted by the indenture;

•	to provide for the authentication and delivery of bearer notes and any coupons appertaining thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the senior notes of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, securities may be surrendered for registration of transfer or exchange and notices and demands to us may be served;

•

to amend and restate the indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of senior notes of any series in any material respect; or

•

to cure any ambiguity, to correct or supplement any defect or inconsistency or to make any other changes or to add provisions with respect to matters and questions arising under the indenture; provided that such other changes or additions do not adversely affect the interests of the holders of senior notes of any series in any material respect.

(Indenture, Section 1201.)

The holders of a majority in aggregate principal amount of the senior notes of all series then outstanding and affected, considered as one class, may waive compliance by us with some restrictive provisions of the indenture. (Indenture, Section 607.) The holders of a majority in aggregate principal amount of the outstanding senior notes of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior note of the series affected. (Indenture, Section 813.)

The consent of the holders of a majority in aggregate principal amount of the senior notes of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of senior notes are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior note, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding senior notes of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify some of the provisions of the indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the senior notes of any series, without the consent of the holder of each outstanding senior note affected thereby.

(Indenture, Section 1202.)

A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of senior notes, or modifies the rights of the holders of senior notes of one or more series, will not affect the rights under the indenture of the holders of the senior notes of any other series.

The indenture provides that senior notes owned by us or any other obligor or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us or such obligor shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (Indenture, Section 101.)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding senior notes have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior notes shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same senior notes and the holder of every senior note issued upon the registration of transfer of or in exchange of these senior notes. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the senior note. (Indenture, Section 104.)

Resignation of a Trustee

A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in aggregate principal amount of any series of senior notes then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our Board appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture. (Indenture, Section 910.)

Notices

Notices to holders of New Senior Notes will be given by mail to the addresses of such holders as they may appear in the security register for New Senior Notes. (Indenture, Section 106.)

Title

We, the trustee, and any of our agents or agents of the trustee, may treat the person in whose name New Senior Notes are registered as the absolute owner thereof, whether or not the New Senior Notes may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308.)

Governing Law

The indenture and the New Senior Notes will be governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 112.)

Information about the Trustee

The trustee under the indenture will be Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association.

Book-Entry Only Securities

DTC

Unless otherwise specified in the applicable prospectus supplement, the New Senior Notes will trade through DTC. Each series of New Senior Notes will be represented by one or more global certificates and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the global certificates, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the New Senior Notes represented by such global certificates to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the agents, brokers, dealers or underwriters involved in the issuance. Ownership of beneficial interests in the global certificates will be limited to participants or persons that may hold interests through participants. The global certificates will be deposited with the trustee as custodian for DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant. DTC rules applicable to its participants are on file with the SEC. More information can be found at www.dtcc.com.

Purchases of the New Senior Notes within the DTC system must be made by or through participants, who will receive a credit for the New Senior Notes on DTC’s records. The ownership interest of each actual purchaser of each Senior Note (“Beneficial Owner”) is in turn to be recorded on the appropriate participant’s records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through whom they purchased New Senior Notes. Transfers of ownership interests in the New Senior Notes are to be accomplished by entries made on the books of the participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates for their New Senior Notes of a series, except in the event that use of the book-entry system for the New Senior Notes of that series is discontinued.

To facilitate subsequent transfers, all New Senior Notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the New Senior Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the New Senior Notes. DTC’s records will reflect only the identity of the participants to whose accounts such New Senior Notes are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, and by participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of the New Senior Notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the New Senior Notes, such as redemptions, tenders, defaults, and proposed amendments to the indenture. Beneficial Owners of the New Senior Notes may wish to ascertain that the nominee holding the New Senior Notes has agreed to obtain and transmit notices to the Beneficial Owners.

Redemption notices will be sent to DTC. If less than all of the New Senior Notes of a series are being redeemed, DTC’s practice is to determine by lot the amount of New Senior Notes of such series held by each participant to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to New Senior Notes, unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the New Senior Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments of redemption proceeds, principal of, and interest on the New Senior Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street-name” and will be the responsibility of such participants and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trustee or us, disbursement of such payments to participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of participants.

Except as provided in the applicable prospectus supplement, a Beneficial Owner will not be entitled to receive physical delivery of the New Senior Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the New Senior Notes.

DTC may discontinue providing its services as securities depositary with respect to the New Senior Notes at any time by giving reasonable notice to us or the trustee. In the event no successor securities depositary is obtained, certificates for the New Senior Notes will be printed and delivered. We may decide to replace DTC or any successor depositary. Additionally, subject to the procedures of DTC, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to some or all of the New Senior Notes. In that event, certificates for the New Senior Notes of such series will be printed and delivered. If certificates for such series of New Senior Notes are printed and delivered,

•	those New Senior Notes will be issued in fully registered form without coupons;

•

a holder of certificated New Senior Notes would be able to exchange those New Senior Notes, without charge, for an equal aggregate principal amount of New Senior Notes of the same series, having the same issue date and with identical terms and provisions; and

•	a holder of certificated New Senior Notes would be able to transfer those New Senior Notes without cost to another holder, other than for applicable stamp taxes or other governmental charges.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A.(“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for the accuracy of this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

We may issue junior subordinated debentures, in one or more series, under an indenture, between us and the trustee specified therein. The terms of any junior subordinated indenture will be described in a prospectus supplement.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

Methods and Terms of Sale

We and any selling securityholder may use a variety of methods to sell the securities offered pursuant to this prospectus on a continuous or delayed basis:

1.	through one or more underwriters or dealers;
2.	directly to one or more purchasers;
3.	through one or more agents; or
4.	through a combination of any such methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms under which the securities are offered, including the name or names of any underwriters, dealers or agents, the respective amounts offered, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to any of the securities, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. If a dealer is used in the sale, the securities will be sold to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Stabilizing Transactions

Underwriters may engage in stabilizing transactions and syndicate-covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. These stabilizing transactions and syndicate-covering transactions may cause the price of the securities to be higher than it would otherwise be if such transactions had not occurred.

Through Agents

We and any selling securityholder may designate one or more agents to sell the securities. Unless stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly

We and any selling securityholder may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

General Information

We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

Unless otherwise specified in the applicable prospectus supplement, except for our common stock, which is listed on the New York Stock Exchange LLC and NYSE Texas, Inc., the securities will not be listed on a national securities exchange.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

We may make sales of our common stock to or through one or more underwriters, dealers or agents in “at the market” offerings, and, if we engage in such transactions, we will do so pursuant to the terms of an agreement between us and the underwriters, dealers or agents. If we engage in at the market sales pursuant to a distribution or similar agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.

We may have agreements to indemnify agents, underwriters and dealers against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act.

EXPERTS

The financial statements and the related financial statement schedule of Entergy Corporation incorporated by reference in this Prospectus, and the effectiveness of Entergy Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

LEGALITY

The legality of the securities and certain legal matters with respect to the offering of the securities will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters with respect to the offering of the securities will be passed upon for any underwriters, dealers or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP from time to time represents certain of our affiliates in connection with various matters.